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                           KIRKPATRICK & LOCKHART LLP
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                            SOUTH LOBBY, NINTH FLOOR
                               1800 M STREET, N.W.
                            WASHINGTON, DC 20036-5891

                            TELEPHONE (202) 778-9000
                            FACSIMILE (202) 778-9100
ARTHUR J. BROWN
(202) 778-9046
brownaj@kl.com

                                   December 26, 1995

G.T. Investment Funds, Inc.
50 California Street
San Francisco, California 94111

Dear Sir or Madam:

     G.T. Investment Funds, Inc. ("Registrant") was incorporated in Maryland on October 29, 1987. Registrant currently has the following operating series:
G.T. Global Growth & Income Fund, G.T. Global Government Income Fund, G.T. Global High Income Fund, G.T. Global Strategic Income Fund, G.T. Global Emerging Markets Fund, G.T. Latin America Growth Fund, G.T. Global Consumer Products and Services Fund, G.T. Global Financial Services Fund, G.T. Global Health Care Fund, G.T. Global Infrastructure Fund, G.T. Global Natural Resources Fund, G.T. Global Telecommunications Fund (the "Funds"). We understand that the Registrant is about to file a Rule 24f-2 Notice pursuant to Rule 24f-2 under the Investment Company Act of 1940, as amended ("1940 Act"), for the purpose of making definite the number of shares which are registered for the Registrant under the Securities Act of 1933, as amended ("1933 Act"), and which were sold by the Registrant during its fiscal year ended October 31, 1995.

     We have, as counsel, participated in various business and other proceedings relating to the Registrant and the Funds. We have examined copies, either certified or otherwise proved to be genuine, of the Registrant's Articles of Incorporation and By-Laws, as now in effect, the minutes of meetings of its Board of Directors and other documents relating to its organization and operation, and we are generally familiar with its corporate affairs.

     Based upon the foregoing, it is our opinion that the shares of the Registrant's capital stock sold during the fiscal year ended October 31, 1995, the registration of which will be made definite by the filing of a Rule 24f-2 Notice, were legally issued, fully paid and non-assessable. We express no opinion as to compliance with the 1933 Act, the 1940 Act or applicable state securities laws in connection with the sales of shares of Registrant's capital stock.


        BOSTON - HARRISBURG - MIAMI - NEW YORK - PITTSBURGH - WASHINGTON

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                           KIRKPATRICK & LOCKHART LLP
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G.T. Investment Funds, Inc.
December 26, 1995
Page 2



     We hereby consent to this opinion accompanying the Rule 24f-2 Notice which you are about to file with the Securities and Exchange Commission. We also consent to the reference to our firm under the caption "Other Information - Counsel" in the statement of additional information incorporated by reference into the prospectuses of the Funds, filed as part of the Registrant's registration statement.


                                        Very truly yours,

                                        KIRKPATRICK & LOCKHART LLP



                                        By:   /s/ Arthur J. Brown
                                             ---------------------
                                              Arthur J. Brown